Section 906 Certification

Martin Gilbert, Chief Executive Officer, and Christian Pittard, Chief Financial Officer, of Aberdeen Global Income Fund, Inc., a Maryland corporation (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER
Aberdeen Global Income Fund, Inc.         Aberdeen Global Income Fund, Inc.


        /s/ Martin Gilbert                      /s/ Christian Pittard
-----------------------------------       -----------------------------------
        Martin Gilbert                          Christian Pittard

Date: December 24, 2004                   Date: December 24, 2004